Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Virginia Premium Income
Municipal Fund
33-58242
811-7490

A special meeting of the shareholders
of the Nuveen Virginia Premium
Income Municipal Fund was held on
July 26, 2005.

The purpose of the meeting was to
approve
a new Investment Management
Agreement:

The number of shares voted in the
affirmative:
8,207,985 and
the number of negative votes:  72,829

Proxy materials are herein incorporated
by reference
to the SEC filing on June 20, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007580.